SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 1, 1996

                        UNITED COMMUNITY BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

    Virginia                         333-3296                   54-1801876
 (State or other                    (Commission              (I.R.S. Employer
  jurisdiction                     File Number)             Identification No.)
of Incorporation)

                 100 East 4th Street, Franklin, Virginia 23851.
                    (Address of principal executive offices)

               Registrant's telephone number, including area code
                                 (804) 562-5184

Item 2.      Acquisition or Disposition of Assets.

                  In accordance with the terms and conditions of the Agreement and Plan of Reorganization dated as of January 25, 1996 (the "Agreement"), the Registrant acquired all of the outstanding shares of The Bank of Franklin headquartered in Franklin, Virginia ("BOF") and The Bank of Sussex and Surry headquartered in Wakefield, Virginia ("BSS") on August 1, 1996. This transaction involved consummation of two statutory share exchanges between the Registrant and each of BOF and BSS to effect the affiliation and simultaneous reorganization of the banks into a bank holding company structure. Pursuant to the Agreement, each outstanding share of common stock of BOF was converted, in a tax-free transaction, into 4.806 shares of common stock of the Registrant and each outstanding share of common stock of BSS was converted, in a tax free transaction, into 3.0 shares of common stock of the Registrant.

                  The Registrant did not engage in any business activity prior to the August 1, 1996, effective date of the reorganization, and its only significant assets at the present time are its 100% stock ownership of BOF and BSS. On the effective date, BOF and BSS continued to operate their businesses without interruption and in substantially the same manner as conducted immediately prior to the reorganization. Five directors from each of BOF and BSS will serve as directors of the Registrant. Each of the subsidiary bank's directors will continue to serve in their respective capacity on the board of the two subsidiary banks.

                  The Registrant filed with the Securities and Exchange Commission under the Securities Act of 1933 a Registration Statement on Form S-4, No. 333-3296, covering the 1,829,584 shares of its common stock issued to the shareholders of BOF and BSS in connection with this transaction. The Registrant has not incurred any debt in connection with this transaction.

Item 4. Changes in Registrant's Certifying Accountant.

                  (a)(1) Pursuant to the consummation of the Agreement, referenced in Item 2 above, which became effective August 1, 1996 (the "Reorganization"), the Registrant became the holding company for BOF and BSS. Prior to August 1, 1996, the Registrant had been a bank holding company in formation. Prior to the effective date, the firm of Goodman & Company, L.L.P. ("Goodman") served as BOF's independent certified public accountants for the fiscal year ended December 31, 1995. The firm of Frank Edward Sheffer & Co. served as BOF's independent certified public accountant for the fiscal year ended December 31, 1994, and a Current Report under Section 13 of the Securities Exchange Act of 1934 on Form F-3 was previously filed with BOF's primary securities regulator, the FDIC, related to dismissal of Frank Edward Sheffer & Co. The firm of Deloitte & Touche LLP ("Deloitte") served as BSS's independent certified public accountants for the fiscal years ended December 31, 1995 and 1994.

                  On August 7, 1996, the Registrant engaged Goodman to serve as the Registrant's independent certified public accountants for the year ended December 31, 1996 and consequently dismissed Deloitte. The engagement of Goodman and the dismissal of Deloitte was recommended by the Audit Committee of the Registrant and approved by its Board of Directors at its regular meeting.

                  Neither of Deloitte's reports on the financial statements for BSS for the fiscal years 1995 and 1994 contained any adverse opinion or disclaimer of opinion, or was qualified as to uncertainty, audit scope or accounting principles. In connection with its audits of BSS's financial statements for 1995 and 1994, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement(s). The Registrant requested that Deloitte furnish it with a letter, addressed to the Securities and Exchange Commission, stating whether it agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which it does not agree. The letter of Deloitte is attached as Exhibit 16 hereto.

                  (a)(2) As referenced above, Goodman was engaged as the Registrant's principal accountant effective August 7, 1996, for the fiscal year ending December 31, 1996. The Registrant engaged the services of Goodman previously to render accounting services with respect to the Reorganization, including the furnishing of an opinion (attached hereto as Exhibit 99) regarding the appropriate application of APB 16 with respect to the transactions contemplated by the Agreement. Goodman concluded that the Reorganization should be accounted for as a pooling of interests in accordance with APB 16. In addition, Goodman had served as the principal independent certified public accountant for BOF for the fiscal year ended December 31, 1995, and rendered an audit opinion with respect to BOF's financial statements for the year then ended.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a) The financial statements of BOF and BSS were included in the Prospectus/Proxy Statement forming a part of the Registration Statement which was distributed to the shareholders of each bank. Copies of the audited financial statements of BOF and BSS for the two years ended December 31, 1995 are attached thereto.

                  (b) Pro forma financial information is incorporated by reference from pages 106-110 in the Registrant's Form S-4 Registration Statement.

                  (c) (1) Letter of Deloitte agreeing with the statements in Form 8-K is attached as Exhibit 16 hereto.

                  (2) Opinion regarding pooling of interests accounting treatment from Goodman is attached as Exhibit 99.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            United Community Bankshares, Inc.


Date:  August 13, 1996                      By:       /s/ Wenifred O. Pearce
                                               -----------------------------
                                               Wenifred O. Pearce
                                               President and
                                               Chief Executive Officer